Exhibit 10.4

CYMABAY THERAPEUTICS, INC.

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into this     day of             , 20     by and between CYMABAY THERAPEUTICS, INC., a Delaware corporation (the “Corporation”), and                                          (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in the capacity as a director, officer, employee or agent of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) and the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws, the Certificate and the Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as a director, officer, or employee of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as a director, officer, employee or agent of the Corporation, the parties hereto agree as follows:

AGREEMENT

1. DEFINITIONS.

(a) Expenses. For purposes of this Agreement, the term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Agent in connection with the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Agent, but shall not include any judgments, fines or penalties actually levied against Agent for such individual’s violations of law.

(b) Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections

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13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing more than twenty percent (20%) of the total voting power represented by the Corporation’s then outstanding Voting Securities; or (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Corporation if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Corporation immediately prior thereto do not own, directly or indirectly, either (A) outstanding Voting Securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction.

(c) Proceeding. For purposes of this Agreement, the term “Proceeding” shall mean and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, whether brought in the right of or by the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Agent was, is or will be involved as a party or otherwise by reason of the fact that: (i) Agent is or was a director, officer, employee or agent of the Corporation; (ii) Agent took an action while acting as director, officer, employee or agent of the Corporation; or (iii) Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement.

(d) Voting Securities. For purposes of this Agreement, “Voting Securities” shall mean any securities of the Corporation that vote generally in the election of directors.

2. SERVICES TO THE CORPORATION. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, officer, or employee of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including, but not limited to, any employee benefit plan of the Corporation) faithfully and to the best of Agent’s ability so long as Agent is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may be subject to apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

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3. INDEMNITY OF AGENT. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws, the Certificate and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws, the Certificate or the Code permitted prior to adoption of such amendment). These obligations and the other obligations of the Corporation in this Agreement apply regardless of whether the conduct giving rise to the obligations occurred before or occur after the date this Agreement is executed.

4. PARTIAL INDEMNIFICATION. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the Expenses that Agent becomes legally obligated to pay in connection with any Proceeding even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

5. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any Proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the failure so to notify the Corporation will not relieve the Corporation from any liability which it may have to Agent under this Agreement or otherwise. With respect to any such Proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any Expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such Proceeding but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent; provided, however, that the Expenses of Agent’s separate counsel shall be borne by the Corporation if (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent reasonably shall have concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such Proceeding, or (iii) the Corporation in fact shall not have employed counsel to assume the defense of such Proceeding or shall at any time have ceased to actively pursue the defense thereof. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld or delayed. The Corporation shall be permitted to settle any

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Proceeding except that it shall not settle any Proceeding in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

6. EXPENSES. Promptly following request by Agent for the advancement of Expenses, the Corporation shall advance, prior to the final disposition of any Proceeding, all Expenses incurred by Agent in connection with such Proceeding upon receipt of an undertaking by or on behalf of Agent to repay such amounts if it shall ultimately be determined by a final judicial decision from which there is no further right of appeal that Agent is not entitled to be indemnified.

7. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, also shall be entitled to be paid the Expense of prosecuting Agent’s claim. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

8. INSURANCE.

(a) Unless otherwise approved by the Board of Directors prior to a Change in Control, the Corporation shall obtain and maintain during the term of this Agreement directors’ and officers’ liability insurance (“D&O Insurance”) with respect to which Agent shall be named as an insured. Notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to indemnify the Agent for Expenses which have been previously paid directly to the Agent by D&O Insurance. If the Corporation has D&O Insurance in effect at the time the Corporation receives from Agent any notice of the commencement of a Proceeding, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Corporation shall thereafter take all reasonably necessary action to cause such insurers to pay, on behalf of the Agent, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

(b) In the event that (i) the D&O Insurance policy is renewed but the renewed policy does not provide for prior act’s coverage, or (ii) the Corporation obtains a new D&O Insurance policy for any period following the termination of the prior D&O Insurance, and such new D&O Insurance policy does not provide for prior act’s coverage, or (iii) the Corporation does not renew the D&O Insurance policy or obtain a new D&O Insurance policy following the termination of a D&O Insurance policy, then unless otherwise determined by the Board of Directors, the Corporation shall add to the D&O Insurance policy or the applicable successor D&O Insurance policy a run-off endorsement (the “Endorsement”) on the existing D&O Insurance policy or the applicable successor D&O Insurance policy subject to the same terms

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and conditions in all material respects. Unless otherwise approved by the Board of Directors prior to the date on which the Endorsement is obtained, the Endorsement shall be non-cancelable and shall provide for at least a six-year extended coverage period for any and all claims covered under the D&O Insurance policy. The Corporation shall pay all premiums, commissions and other costs or charges incurred in obtaining the Endorsement and shall promptly deliver to Agent a Certificate of Confirmation of Insurance with respect to such Endorsement.

9. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

10. NON-EXCLUSIVITY AND SURVIVAL OF RIGHTS.

(a) All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible Proceeding. The benefits hereunder shall inure to the benefit of the heirs, executors and administrators and assigns of Agent. The rights conferred on Agent by this Agreement shall not be exclusive of any other right Agent may have or hereafter acquire under any statute, provision of the Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in Agent’s official capacity and as to action in another capacity while holding office.

(b) The obligations and duties of the Corporation to Agent under this Agreement shall be binding on the Corporation and its successors and assigns until terminated in accordance with its terms. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the Corporation or to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(c) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Agent under this Agreement in respect of any action taken or omitted by such Agent prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Agent shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Agent shall not prevent the concurrent assertion or employment of any other right or remedy by Agent.

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11. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity contained herein or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation nevertheless shall indemnify Agent to the fullest extent provided by the Certificate, Bylaws, the Code or any other applicable law.

12. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

13. AMENDMENT, MODIFICATION, WAIVER AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless signed in writing by both parties hereto, provided, however, that the Corporation shall have the right to amend, modify, terminate or replace this Agreement if: (i) there is a change in the Code or any other applicable law; or (ii) the Corporation amends, modifies, terminates or replaces its form of Indemnification Agreement for directors, officers, employees and other agents of the Corporation; provided, that such amended or modified agreement or such new agreement does not diminish in any material respect the rights of Agent hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, Bylaws, the Code and any other applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Agent thereunder.

15. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Agent to the fullest extent now or hereafter permitted by law.

16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed for all purposes to be an original but all of which together shall constitute this Agreement.

17. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

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18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)	If to Agent, at the address indicated on the signature page hereof.

(b)	If to the Corporation, to

Attn: General Counsel

CymaBay Therapeutics, Inc.

3876 Bay Center Place

Hayward, CA 94545

or to such other address as may have been furnished to Agent by the Corporation, or to such other address as Agent may direct in writing the Corporation to use.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CYMABAY THERAPEUTICS, INC.

By:

Title:

AGENT

(Signature)

Print Name and Address:

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